Exhibit 99.1
The Home Depot Announces Third Quarter Results; Updates
Fiscal Year 2015 Guidance

ATLANTA, November 17, 2015 -- The Home Depot®, the world's largest home improvement retailer, today reported sales of $21.8 billion for the third quarter of fiscal 2015, a 6.4 percent increase from the third quarter of fiscal 2014. Comparable store sales for the third quarter of fiscal 2015 were positive 5.1 percent, and comp sales for U.S. stores were positive 7.3 percent.

Net earnings for the third quarter of fiscal 2015 were $1.7 billion, or $1.35 per diluted share, compared with net earnings of $1.5 billion, or $1.15 per diluted share, in the same period of fiscal 2014. For the third quarter of fiscal 2015, diluted earnings per share increased 17.4 percent from the same period in the prior year.

Third quarter of fiscal 2015 results include a pretax expense of $20 million, or $0.01 per diluted share, related to the Company’s 2014 data breach.

“During the quarter, we saw broad-based growth across our geographies and product categories, led by growth in transactions from both our DIY and Pro customers,” said Craig Menear, chairman, CEO and president. “I would like to thank our associates for their hard work and dedication to our customers.”

Updated Fiscal 2015 Guidance

Based on its year-to-date results and the outlook for the fourth quarter, the Company expects fiscal 2015 sales growth of approximately 5.7 percent, with comps of approximately 4.9 percent. The Company also expects fiscal 2015 diluted earnings per share to grow by approximately 14 percent to $5.36. This guidance assumes foreign exchange rates remain at current levels through the fourth quarter. The Company’s diluted earnings-per-share guidance includes the benefit of its intent to repurchase an additional $2 billion of shares in the fourth quarter, bringing total fiscal 2015 share repurchases to $7 billion.

On December 8 at 9 a.m. ET, the Company will hold an Investor and Analyst Conference. All presentations will be webcast live at ir.homedepot.com in the Events & Presentations section.

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at earnings.homedepot.com.

At the end of the third quarter, the Company operated a total of 2,273 retail stores in all 50 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico. The Company employs more than 370,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.

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Certain statements contained herein constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services; net sales growth; comparable store sales; effects of competition; state of the economy; state of the residential construction, housing and home improvement markets; state of the credit markets, including mortgages, home equity loans and consumer credit; demand for credit offerings; inventory and in-stock positions; implementation of store, interconnected retail and supply chain initiatives; management of relationships with our suppliers and vendors; the impact and expected outcome of investigations, inquiries, claims and litigation, including those related to the data breach; issues related to the payment methods we accept and the timing of upgrades and enhancements impacting point of sale devices; continuation of share repurchase programs; net earnings performance; earnings per share; dividend targets; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; stock-based compensation expense; commodity price inflation and deflation; the ability to issue debt on terms and at rates acceptable to us; the effect of accounting charges; the effect of adopting certain accounting standards; store openings and closures; guidance for fiscal 2015 and beyond; financial outlook; and the integration of Interline Brands, Inc. into our organization and the ability to recognize the anticipated synergies and benefits of the acquisition. Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties - many of which are beyond our control or are currently unknown to us - as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. These risks and uncertainties include but are not limited to those described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended February 1, 2015 and in our subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the Securities and Exchange Commission.

For more information, contact:
Financial Community	News Media
Diane Dayhoff	Stephen Holmes
Vice President of Investor Relations	Director of Corporate Communications
770-384-2666	770-384-5075
diane_dayhoff@homedepot.com	stephen_holmes@homedepot.com

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE AND NINE MONTHS ENDED NOVEMBER 1, 2015 AND NOVEMBER 2, 2014
(Unaudited)
(Amounts in Millions Except Per Share Data and as Otherwise Noted)

	Three Months Ended			Nine Months Ended
	November 1, 2015	November 2, 2014	% Increase (Decrease)	November 1, 2015	November 2, 2014	% Increase (Decrease)
NET SALES	$21,819	$20,516	6.4%	$67,539	$64,014	5.5%
Cost of Sales	14,254	13,473	5.8	44,430	42,207	5.3
GROSS PROFIT	7,565	7,043	7.4	23,109	21,807	6.0
Operating Expenses:
Selling, General and Administrative	4,161	4,080	2.0	12,623	12,293	2.7
Depreciation and Amortization	423	410	3.2	1,261	1,236	2.0
Total Operating Expenses	4,584	4,490	2.1	13,884	13,529	2.6
OPERATING INCOME	2,981	2,553	16.8	9,225	8,278	11.4
Interest and Other (Income) Expense:
Interest and Investment Income	(7)	(105)	(93.3)	(160)	(222)	(27.9)
Interest Expense	247	218	13.3	677	617	9.7
Interest and Other, net	240	113	N/M	517	395	30.9
EARNINGS BEFORE PROVISION FOR INCOME TAXES	2,741	2,440	12.3	8,708	7,883	10.5
Provision for Income Taxes	1,016	903	12.5	3,170	2,917	8.7

NET EARNINGS	$1,725	$1,537	12.2%	$5,538	$4,966	11.5%

Weighted Average Common Shares	1,268	1,327	(4.4)%	1,284	1,348	(4.7)%
BASIC EARNINGS PER SHARE	$1.36	$1.16	17.2	$4.31	$3.68	17.1

Diluted Weighted Average Common Shares	1,274	1,334	(4.5)%	1,290	1,356	(4.9)%
DILUTED EARNINGS PER SHARE	$1.35	$1.15	17.4	$4.29	$3.66	17.2

	Three Months Ended			Nine Months Ended
SELECTED HIGHLIGHTS	November 1, 2015	November 2, 2014	% Increase (Decrease)	November 1, 2015	November 2, 2014	% Increase (Decrease)
Number of Customer Transactions	371.1	355.4	4.4%	1,151.7	1,109.5	3.8%
Average Ticket (actual)	$58.03	$57.55	0.8	$58.72	$57.90	1.4
Sales per Square Foot (actual)	$366.37	$347.79	5.3	$380.12	$361.73	5.1
N/M – Not Meaningful

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF NOVEMBER 1, 2015, NOVEMBER 2, 2014 AND FEBRUARY 1, 2015
(Unaudited)
(Amounts in Millions)

	November 1, 2015	November 2, 2014	February 1, 2015
ASSETS
Cash and Cash Equivalents	$3,040	$2,181	$1,723
Receivables, net	1,942	1,611	1,484
Merchandise Inventories	12,495	12,008	11,079
Other Current Assets	1,129	949	1,016
Total Current Assets	18,606	16,749	15,302
Property and Equipment, net	22,194	22,940	22,720
Goodwill	2,111	1,283	1,353
Other Assets	1,241	540	571
TOTAL ASSETS	$44,152	$41,512	$39,946

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-Term Debt	$—	$—	$290
Accounts Payable	7,236	6,897	5,807
Accrued Salaries and Related Expenses	1,354	1,303	1,391
Current Installments of Long-Term Debt	3,047	34	38
Other Current Liabilities	4,339	4,026	3,743
Total Current Liabilities	15,976	12,260	11,269
Long-Term Debt, excluding current installments	17,815	16,693	16,869
Other Long-Term Liabilities	2,742	2,449	2,486
Total Liabilities	36,533	31,402	30,624
Total Stockholders' Equity	7,619	10,110	9,322
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$44,152	$41,512	$39,946

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED NOVEMBER 1, 2015 AND NOVEMBER 2, 2014
(Unaudited)
(Amounts in Millions)

	Nine Months Ended
	November 1, 2015	November 2, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings	$5,538	$4,966
Reconciliation of Net Earnings to Net Cash Provided by Operating Activities:
Depreciation and Amortization	1,384	1,345
Stock-Based Compensation Expense	177	174
Gain on Sales of Investments	(144)	(212)
Changes in Working Capital and Other	411	(26)
Net Cash Provided by Operating Activities	7,366	6,247
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(1,083)	(999)
Proceeds from Sales of Investments	144	212
Payments for Businesses Acquired, net	(1,662)	—
Proceeds from Sales of Property and Equipment	24	20
Net Cash Used in Investing Activities	(2,577)	(767)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of Short-Term Borrowings, net	(290)	—
Proceeds from Long-Term Borrowings, net of discount	3,991	1,981
Repayments of Long-Term Debt	(29)	(30)
Repurchases of Common Stock	(5,043)	(5,578)
Proceeds from Sales of Common Stock	149	178
Cash Dividends Paid to Stockholders	(2,287)	(1,912)
Other Financing Activities	86	150
Net Cash Used in Financing Activities	(3,423)	(5,211)
Change in Cash and Cash Equivalents	1,366	269
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(49)	(17)
Cash and Cash Equivalents at Beginning of Period	1,723	1,929
Cash and Cash Equivalents at End of Period	$3,040	$2,181